REGISTRATION STATEMENT NO. 333-_____
                              Filed April 2, 1998


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933


             FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

           Delaware                                 91-1691604
--------------------------------                -------------------
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                          10 S. First Avenue
                    Walla Walla, Washington  99362
                           (509) 527-3636
              ----------------------------------------
              (Address of principal executive offices)

         Towne Bank of Woodinville 1992 Stock Option Plan
         ------------------------------------------------
                     (Full title of the Plan)

     Gary L. Sirmon                               Copies to:
     President and Chief Executive Officer        Eric S. Kracov, Esquire
     First Savings Bank of Washington             Breyer & Aguggia
      Bancorp, Inc.                               1300 I Street, N.W.
     10 S. First Avenue                           Suite 470 East
     Walla Walla, Washington  99362               Washington, D.C. 20005
     (509) 527-3636                               (202) 737-7900
     ---------------------------------------
     Name, address and telephone
     number of agent for service


                           Page 1 of 7 Pages
                   Index to Exhibits Appears on Page 4.

                    Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities     Amount      Proposed Maximum   Proposed Maximum    Amount of
to be          to be       Offering Price     Aggregate          Registration
Registered     Registered  Per Share(1)       Offering Price(1)     Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value          111,933     $25.94(2)          $2,903,542          $857
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $25.94, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of First Savings Bank of Washington Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on April 1, 1997, the last day the stock traded.

(2) 111,933 shares are being registered for issuance under the Towne Bank of Woodinville 1992 Stock Option Plan (the foregoing plan is referred to collectively herein as the "Plan"), which Plan was assumed by the Registrant in connection with its acquisition of Towne Bancorp, Inc.; together with an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.


                            ----------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference
------
     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

     (1) the Company's Registration Statement on Form S-4 (File No. 333-43749), filed January 5, 1998 (including the description of the Common Stock contained therein); and

     (2) the Company's Annual Report on Form 10-K for the year ended March 31, 1997.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------
     Not Applicable

Item 5.   Interests of Named Experts and Counsel
------
     Not Applicable

Item 6.   Indemnification of Directors and Officers
------
     Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article XVII also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption From Registration Claimed
------
     Not Applicable

Item 8.   Exhibits
------
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                 Exhibit
     ---                 -------

      5             Opinion of Breyer & Aguggia

     23.1           Consent of Deloitte & Touche LLP

     23.2           Consent of Breyer & Aguggia (see Exhibit 5)

     24             Power of attorney (see signature pages)

     99.1           Towne Bank of Woodinville 1992 Stock Option Plan

Item 9.   Undertakings
------
     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Savings Bank of Washington Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Walla Walla, and State of Washington the 2nd day of April 1998.

                          FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.


                          By: /s/ Gary Sirmon
                              -----------------------------------------------
                              Gary Sirmon
                              President, Chief Executive Officer and Director (Principal Executive Officer)

                            POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gary Sirmon his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/ Gary Sirmon                               Date:  April 2, 1998
   ---------------------------------------
   Gary Sirmon
   President, Chief Executive Officer
    and Director
   (Principal Executive Officer)

By:/s/ D. Allan Roth                             Date:  April 2, 1998
   ---------------------------------------
   D. Allan Roth
   Executive Vice President and
   Chief Financial Officer (Principal
   Financial and Accounting Officer)

By:/s/ Wilber Pribilisky                         Date:  April 2, 1998
   ---------------------------------------
   Wilber Pribilisky
   Director

By:/s/ Robert D. Adams                           Date:  April 2, 1998
   ---------------------------------------
    Robert D. Adams
    Director

By:/s/ David Casper                              Date:  April 2, 1998
   ---------------------------------------
   David Casper
   Director

By:/s/ Morris Ganguet                            Date:  April 2, 1998
   ---------------------------------------
   Morris Ganguet
   Director

By:/s/ Dean W. Mitchell                          Date:  April 2, 1998
   ---------------------------------------
   Dean W. Mitchell
   Director

By:/s/ R. R. Reid                                Date:  April 2, 1998
   ---------------------------------------
   R. R. "Pete" Reid
   Director

By:/s/ Marvin Sundquist                          Date:  April 2, 1998
   ---------------------------------------
   Marvin Sundquist
   Director

By:/s/ Jesse G. Foster                           Date:  April 2, 1998
   ---------------------------------------
   Jesse G. Foster
   Director

                                 Exhibit 5

                        Opinion of Breyer & Aguggia

                                                  1300 I Street, N.W.
                                                  Suite 470 East
                                                  Washington, D.C. 20005
                                                  Telephone (202) 737-7900
Breyer & Aguggia                                  Facsimile (202) 737-7900
==============================================================================
ATTORNEYS AT LAW


                          April 2, 1998

Board of Directors
First Savings Bank of Washington Bancorp, Inc.
10 S. First Avenue
Walla Walla, Washington  99362

Gentlemen:

     We have acted as special counsel to First Savings Bank of Washington Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Towne Bank of Woodinville 1992 Stock Option Plan and the 1997 Management Recognition and Development Plan (the "Plans"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                        Sincerely,

                        /s/ Breyer & Aguggia

                        BREYER & AGUGGIA

                                Exhibit 23.1

                      Consent of Independent Auditors

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Savings Bank of Washington Bancorp, Inc. on Form S-8 of our report dated May 9, 1997, appearing in the Annual Report on Form 10-K of First Savings Bank of Washington Bancorp, Inc. for the year ended March 31, 1997.

/s/ Deloitte & Touche

DELOITTE & TOUCHE LLP

Seattle, Washington
March 31, 1998

                                Exhibit 23.2

                Consent of Breyer & Aguggia (see Exhibit 5)

                                 Exhibit 24

                   Power of Attorney (see signature page)

                                Exhibit 99.1

                         Towne Bank of Woodinville
                          1992 Stock Option Plan

                         TOWNE BANK OF WOODINVILLE

                           1992 STOCK OPTION PLAN

     1. Purpose. The purpose of this Towne Bank of Woodinville Stock Option Plan (the "Plan") is to provide a means whereby certain employees of Towne Bank of Woodinville (the "Bank") or a related corporation (as defined in Section 5) may be granted incentive stock options qualified under Internal Revenue Code ("IRC") Section 422 and/or nonqualified stock options and thereby be given an opportunity to purchase Common Stock of the Bank; and whereby certain officers, directors and independent contractors may be granted nonqualified stock options and thereby be given an opportunity to purchase Common Stock of the Bank. The Plan is intended to advance the interests of the Bank by enabling the Bank to secure and retain the services of highly qualified persons, by encouraging stock ownership on the part of certain employees, and by providing such employees with an additional incentive to make every effort to enhance the success of the Bank.

     2. Stock Subject to Plan. The stock subject to the Plan shall be the Bank's Common Stock (the "Common Stock") presently authorized but unissued or subsequently acquired by the Bank. Subject to adjustment as provided in
Section 4(1), the aggregate number of shares of Common Stock which may be issued upon the exercise of all options granted under this Plan shall not exceed 15,000 shares of Common Stock (as such stock was constituted on the effective date of this Plan). If any option granted under this plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again become available for purposes of this Plan.

     3. Eligibility. A person shall be eligible to be granted an incentive stock option under this Plan only if at the time of the grant such person is a full-time employee of the Bank or a related corporation. A person shall be eligible to be granted a nonqualified option under this Plan only if at the time of the grant such person is an officer, director, independent contractor or full-time employee of the Bank or a related corporation.

     4. Grant of Options; Terms and Conditions. The Personnel Committee or other committee designates by the Bank shall make recommendations periodically to the Board of Directors with respect to the selection of persons to be granted options under the Plan and the terms of such options. The Board of Directors shall make all determinations as to selection of persons to be granted options under this Plan and, in accordance with this Section 4, the terms and conditions of such options. Each option granted under this Plan shall be evidenced by a written agreement in such form and with such terms, conditions, limitations and restrictions, not inconsistent with this Plan, as the Board of Directors shall determine for such option, subject to the following:

     (a) Option Price: Each written option agreement governing an option granted under this Plan shall specify the option price per share, which shall in no case be less than the par value per share (determined at the time the option is granted). Furthermore, subject to Section 4(d), the option price per share under incentive stock options granted under this Plan shall not be less than the fair market value per share at the time the option is granted, which shall be determined in good faith by the Board of Directors. For purposes of the Plan, fair market value shall be determined without regard to any restriction (other than a restriction which, by its terms, will never lapse). The option price specified in the option agreement shall be subject to adjustment as provided in Section 4(1).

     (b) Number of Share Subject to Option: Each written option agreement governing an option granted under this Plan shall specify the maximum number of shares which may be purchased pursuant to the exercise of such option.
Such number of shares shall be subject to adjustment as provided in Section 4(1). The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Bank or other employer and its related corporation) shall not exceed $100,000. For this purpose, the fair market value of the shares shall be determined when the option for those shares is granted. Options granted in violation of this limit (determined by taking options into account in the order in which they were granted) shall be treated as nonqualified options notwithstanding their designation as incentive stock options.

     (c) Term of Option: Subject to Section 4(d), each option granted under this Plan shall be exercisable for a term not exceeding ten (10) years from the date the option is granted. No option granted under this Plan shall be exercisable prior to the date on which the optionee completes one (1) year of continuous employment, or other relationship as officer, director or independent contractor, with the Bank or a related corporation.

     (d)  Greater than Ten Percent Shareholders:

             (A) If an incentive stock option is granted under this Plan to an employee who owns more than ten percent (10%) of the Bank, other employer or related corporation: (i) the term of such option shall not exceed five
     (5) years from the date of grant of the option; and (ii) the option price per share shall not be less than one hundred and ten percent (110%) of fair market value per share at the time the option is granted. This provision shall control notwithstanding any contrary terms contained in this Plan, the option agreement or any other document.

             (B) For purposes of determining stock ownership: (i) an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brother, sisters, spouse, ancestors and lineal descendants;
     (ii) stock owned directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries; and (iii) stock owned by an employee or the person shall be determined by including all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

     (e) Nontransferability of Option: Options granted under this Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable law of descent and distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, such option shall thereupon terminate and become null and void.

     (f) Designation of Type of Option: Each written option agreement governing an option granted under this Plan shall designate whether the option is an incentive stock option under IRC Section 422 or a nonqualified stock option.

     (g) Exercise of Option: To the extent that the right to purchase shares under an option granted under this Plan is then exercisable, the option may be exercised in whole or in part; provided, however, that no fewer than twenty
(20) shares (or the remaining shares then purchasable under the option, if less than twenty (20) shares ) may be purchased upon any single exercise of the option and that only whole shares may be purchased pursuant to an exercise of the option. During an optionee's lifetime, each option granted under this Plan is personal to the optionee and shall be exercisable solely by such optionee or in case of his or her legal incapacity, by his or her legal representative. An option shall be exercisable by delivery to the officer of the Bank designated in the option agreement of both: (i) written notice of the number of shares with respect to which the option is being exercised; and (ii) payment in full of the option price, in cash or by personal (if permitted by the terms of the options agreement), bank certified or cashier's check for the shares being purchased. As a condition to the exercise of an option, the optionee shall make such arrangements as may be required by the Bank concerning satisfaction of any withholding tax obligation that may arise in connection with such exercise. Delivery of shares purchased shall be made at the principal office of the Bank, or such other place as shall be mutually acceptable to the Bank and the optionee, within a reasonable time period following the Bank's receipt of the written notice of exercise and payment of the option price.

     (h)  Termination of Employment or Other Applicable Relationship with
Bank:

             (A) If an optionee terminates his or her employment or other applicable relationship with the Bank or a related corporation for any reason other than death or total disability, each of the optionee's options granted under this Plan shall terminate at the end of the three
     (3) months period following termination of such employment or relationship (unless by its terms it sooner terminate and expires) as to all shares for which such option has not been previously exercised.

             (B) If an optionee's employment or other applicable relationship with the Bank or related corporation terminates because of total disability, each of the optionee's options granted under this Plan shall terminate at the end of the twelve (12) month period following termination of such employment or relationship (unless by its terms it sooner terminates and expires) as to all shares for which such option has not been previously exercised. As used in this Plan, the term "total disability" refers to a mental or physical impairment of the optionee which is expected to result in death or which has lasted or expected to last for a continuous period of twelve (12) months or more and which causes the optionee to be unable, in the opinion of the Committee, to perform his or her duties in the course of his or her employment or other applicable relationship with the Bank or related corporation and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Committee has reached its determination of total disability.

             (C) For purposes of the Section 4(h), transfer of employment between or among the Bank and/or any related corporation shall not be deemed to constitute a termination of employment or other applicable relationship with the Bank or any of its related corporations. For purposes of this Section 4(h), a person's employment or other applicable relationship shall be deemed to continue while the optionee is on military, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment or other applicable relationship shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the optionee's right to reemploy-ment or reinstatement of other applicable relationship is guaranteed by statute or contract.

             (D) For purposes of Section 4(h) and 4(i), references to "other applicable relationship" shall apply only to nonqualified options and shall mean the relationship of officer, director or independent contractor.

     (i) Death of Optionee: If any optionee dies during his or her employment or other applicable relationship with the Bank or a related corporation or within the three (3) month period (or twelve (12) month period in the case of a totally disabled optionee) following termination of such employment or relationship, the personal representative of the optionee's estate (or any person to whom the optionee's rights under the option pass by will or by the applicable laws of descent and distribution) may exercise an option held by the optionee, in accordance with such option's terms, within one year after the optionee's death (unless by its terms, such option sooner terminates and expires).

     (j) Status of Shareholder: Neither the optionee nor any person or persons to whom the optionee's rights and privileges under an option may pass shall be, or have any of the rights or privileges of, a shareholder of the Bank with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised and a stock certificate issued for such shares. Except as provided in Section 4(l), no adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such stock certificate.

     (k) Continuation of Employment or Other Relationship: Nothing in this Plan or in any option granted under this Plan shall confer upon any employee, officer, director, independent contractor or optionee any right to continue in the employ of, or other relationship with, the Bank or a related corporation, or to interfere in any way with the right of the Bank or any related corporation to terminate such person's employment or other relationship with the Bank or related corporation at any time.

     (l)  Changes in Capitalization; Reorganization:

             (A) The existence of this Plan and options granted hereunder shall not affect in any way the right or power of the Bank or its shareholder to make or authorize any or all adjustments, stock dividends, recapitalization, reorganizations or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any issuance of bonds, debentures, or preferred stock by the Bank, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of the Bank's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

             (B) The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option, and the option price per share of shares covered by each outstanding option shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Bank resulting from a split-up or consolidation of shares, recapitalization, merger, consolidation, reorganization, any similar occurrence or payment of any stock dividend; provided, that the option price per share shall not be reduced below par value per share (determined at the time the option is exercised); and provided further, that any fractional shares resulting from such adjustment to an outstanding option shall be disregarded so that each such option covers on the number of whole shares resulting from the adjustment. Unless an optionee agrees otherwise, any adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in IRC Section 425(j) as so as not to cause such incentive stock option to fail to continue to qualify as an incentive stock option as defined in IRC Section 422. All adjustments under this Section 4(l) shall be determined and made by the Board of Directors.

             (C) Notwithstanding paragraphs (A) and (B) of this Section 4(l), all options, including unmatured options, granted under this Plan may be canceled by the Bank, upon determination of the Board of Directors in its sole discretion, as of the effective date of any reorganization, merger or consolidation pursuant to which the Bank is not the surviving or resulting entity by giving notice to each holder thereof, or to such holder's legal representative, of the Bank's intention to do so and by permitting the exercise of matured options during the twenty (20) day period next preceding such effective date. In such case, unmatured options may be accelerated, upon determination of the Board of Directors, in its sole discretion, and if so accelerated, may be exercised in whole or part during such twenty (20) day period notwithstanding any other provision in this Plan.

             (D) Upon dissolution or liquidation of the Bank (other than a part of a reorganization, merger or consolidation) all options, including unmatured options, granted under this Plan shall terminate, but optionees shall be given at least twenty (20) days advance notice of such dissolution or liquidation and the opportunity during such twenty (20) day period to exercise matured options. In such case, unmatured options may be accelerated, upon determination of the Board of Directors in its sole discretion, and if so accelerated, may be exercised in whole or in part during such twenty (20) day period notwithstanding any other provision in this Plan.

             (E) Except as otherwise specifically provided in this Plan, the issue by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services (whether by direct sale or transfer or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Bank convertible into such shares or other securities) shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to options granted under this Plan.

     5. Related Corporation. When referring to a subsidiary corporation, the term "related corporation" shall mean any corporation (other than the Bank) in an unbroken chain of corporations beginning with the Bank if, at the time of the granting of the options, each of the corporations other than the last corporation in such chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation (other than the Bank) in an unbroken chain of corporations ending with the Bank if, at the time of the granting of the option, each of the corporations other than the Bank owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of Section 4(b) and 4(d), te employer of the optionee shall be substituted for the Bank in applying this Section 5 to determine "related corporations" with respect to such employer.

     6. Administrative. Except for determinations to be made by the Board of Directors of the Bank (the "Board of Directors") as specifically provided in this Plan, this Plan shall be administered by a committee appointed by the Board of Directors to consist of members of the Board of Directors who are not active officer's of the Bank or a related corporation (the "Committee"). The Committee, and wherever applicable, the Board of Directors, shall have full discretion to determine all matters relating to this Plan and options granted under this Plan. The interpretation and construction by the Committee, and wherever applicable, the Board of Directors, of any provision of the Plan or any option granted under the Plan and any determination by the Committee, and wherever applicable, the Board of Directors, pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board of Directors or of the Committee shall be liable for any action or determination made hereunder. Options granted to a member of the Committee or the Board of Directors may be granted only in accordance with RCW 30.12.115 or other applicable law.

     7. Term of Plan. Subject to approval by the Supervisor of Banking of the State of Washington and approval of the Plan by holders of a majority of the outstanding shares of Common Stock at a duly called meeting of the shareholders within one year of the Plan's adoption by the Board of Directors, the Plan becomes effective upon approval by the Board of Directors. Unless sooner terminated by the Board of Directors, this Plan shall terminate ten years from the earlier of: (a) the date on which the Board of Directors adopts the Plan; or (b) the date on which shareholder approval of this Plan, as previously described, is obtained. No option may be granted under this Plan after the Plan's termination. However, termination of this Plan shall not alter or impair any rights of an optionee under any option granted prior to termination of the plan unless the optionee consents to such alteration or impairment.

     8. Amendments. The Board of Directors may from time to time alter, amend, suspend or discontinue this Plan or alter or amend any and all option agreements granted thereunder; provided however, that no such action of the Board of Directors may, without the approval of the Supervisor of Banking and of the shareholders by the vote of shareholders representing a majority of the voting capital stock of the Bank, alter the provisions of this Plan so as to
(a) change the maximum number of shares available for granting options under the plan; (b) change the minimum option price or maximum option term under this Plan; (c) change, directly or indirectly, by cancellation and substitution of options or otherwise, the option price or option term applicable under any outstanding option granted under this Plan, provided, however, that the provisions of this clause (d) shall not prevent the granting to any person holding an option under this Plan, of an additional option under this Plan ; or (e) change the class of employees eligible for options granted under this Plan. No outstanding option granted under this Plan may be amended or otherwise altered to the detriment of an optionee without the optionee's consent. Furthermore, unless the optionee agrees otherwise, any change or adjustment made to an outstanding incentive stock option granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in IRC Section 425(h) and so as not to cause such incentive stock option to fail to continue to qualify as an incentive stock option under IRC
Section 422.

     9. Use of Proceeds. The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Bank's general corporate purposes, appropriately allocated to Capital and Surplus Accounts.